SUBSIDIARIES OF REGISTRANT

                           AS OF DECEMBER 31, 1994

                                  % of Voting
                                  Securities                       State of
                                Owned by Parent   Relationship   Incorporation


South Jersey Industries, Inc.     Registrant         Parent       New Jersey

South Jersey Gas Company (4)        99.77             (1)         New Jersey

Energy & Minerals, Inc.  (4)         100              (1)         New Jersey

The Morie Company, Inc.  (4)         100              (2)         New Jersey

South Jersey Fuel, Inc.  (4)         100              (2)         New Jersey

South Jersey Energy
  Company                (4)         100              (1)         New Jersey

R&T Group, Inc.          (4)         100              (1)         New Jersey

R and T Castellini
  Company, Inc.          (4)         100              (3)         New Jersey

Cape Atlantic Crane
  Company, Inc.          (4)         100              (3)         New Jersey

S.W. Downer, Jr.
  Company, Inc.          (4)         100              (3)         New Jersey

Onshore Construction
  Company, Inc.          (4)         100              (3)         New Jersey

R & T Castellini
  Construction
  Company, Inc.          (4)         100              (3)         Delaware



(1)  Subsidiary of South Jersey Industries, Inc.
(2)  Subsidiary of Energy & Minerals, Inc.
(3)  Subsidiary of R&T Group, Inc.
(4)  Subsidiary included in financial statements